Exhibit 99.1

CVR Energy Reports Second Quarter 2020 Results

SUGAR LAND, Texas (Aug. 3, 2020) – CVR Energy, Inc. (“CVR Energy”) (NYSE: CVI) today announced a net loss of $5 million, or 5 cents per diluted share, inclusive of a $41 million pre-tax charge related to a goodwill impairment recognized within its Nitrogen Fertilizer Segment, on net sales of $675 million for the second quarter of 2020, compared to net income of $116 million, or $1.16 per diluted share, on net sales of $1.7 billion for the second quarter of 2019. Second quarter 2020 EBITDA was $68 million, compared to second quarter 2019 EBITDA of $273 million.

“CVR Energy’s second quarter 2020 results were negatively impacted by narrow crack spreads and tight crude oil differentials that resulted from COVID-19 demand destruction and global crude oil price wars,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “These negative impacts were partially offset by a favorable inventory valuation, a strong crude oil contango and realized derivative gains. We also safely completed the planned turnaround at the Coffeyville refinery, which downtime coincided with the lowest margin environment in the quarter. While the duration of impacts of COVID-19 remains uncertain, gasoline demand in the Midcontinent has since recovered to approximately 90 percent of pre-COVID-19 levels.

“Highlights of the second quarter 2020 for CVR Partners included strong utilization rates at both fertilizer facilities, a successful spring planting season and record shipments of ammonia by the East Dubuque fertilizer facility in April as favorable weather conditions continued to support strong nitrogen fertilizer application,” Lamp said. “Pricing, however, has remained soft compared to a year ago as agriculture markets continue to be impacted by COVID-19.

“Looking ahead, we will remain focused on maximizing cash flow by maintaining safe and reliable operations while judiciously managing our costs and capital spending across our businesses,” Lamp concluded.

Petroleum

The Petroleum Segment reported second quarter 2020 operating income of $5 million on net sales of $572 million, compared to operating income of $163 million on net sales of $1.6 billion in the second quarter of 2019.

Refining margin per total throughput barrel was $10.43 in the second quarter of 2020, compared to $15.66 during the same period in 2019. Narrow crack spreads contributed to the reduction in refining margins during the second quarter of 2020. Partially offsetting these impacts, crude oil prices rose during the quarter, which led to a favorable inventory valuation impact of $46 million, or $3.25 per total throughout barrel, compared to an unfavorable inventory valuation impact of less than $1 million, or 2 cents per total throughput barrel during the second quarter of 2019. The Petroleum Segment also recognized a second quarter 2020 derivative gain of $20 million, or $1.39 per total throughput barrel, compared to a gain of $4 million, or 22 cents per total throughput barrel, for the second quarter of 2019. Included in this derivative gain for the second quarter of 2020 was a nominal unrealized gain, compared to an unrealized gain of $3 million for the second quarter of 2019.

Second quarter 2020 combined total throughput was approximately 156,000 barrels per day (bpd), compared to approximately 216,000 bpd of combined total throughput for the second quarter of 2019. This decrease was primarily attributable to the turnaround at our Coffeyville refinery, however, the Wynnewood refinery did operate at minimum rates while product demand was at its lowest.

Fertilizer

The Nitrogen Fertilizer Segment reported an operating loss of $26 million on net sales of $105 million for the second quarter of 2020, compared to operating income of $35 million on net sales of $138 million for the second quarter of 2019. A non-cash goodwill impairment of $41 million was recognized in the second quarter of 2020.

Second quarter 2020 average realized gate prices for urea ammonia nitrate (UAN) decreased over the prior year, down 24 percent to $165 per ton, and ammonia was down 27 percent over the prior year to $332 per ton. Average realized gate prices for UAN and ammonia were $217 per ton and $456 per ton, respectively, for the second quarter of 2019.

CVR Partners’ fertilizer facilities produced a combined 216,000 tons of ammonia during the second quarter of 2020, of which 79,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 321,000 tons of UAN. During the second quarter 2019, the fertilizer facilities produced 211,000 tons of ammonia, of which 71,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 316,000 tons of UAN.

Corporate

The Company reported an income tax benefit of $5 million, or 13.9 percent of loss before income taxes, for the three months ended June 30, 2020, compared to income tax expense of $41 million, or 24.3 percent of income before income taxes for the three months ended June 30, 2019. The change in income tax (benefit) expense was due primarily to changes in pretax income during the three months ended June 30, 2020. The change in effective tax rate was due primarily to the effects of the Nitrogen Fertilizer Segment’s goodwill impairment recorded during the three months ended June 30, 2020. Additionally, the Company recognized investment income from marketable securities of $21 million during the three months ended June 30, 2020.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $606 million at June 30, 2020. Consolidated total debt and finance lease obligations was $1.7 billion at June 30, 2020, including $634 million held by the Nitrogen Fertilizer Segment.

In May 2020, the Board of Directors of CVR Partners’ general partner, on behalf of CVR Partners, authorized a unit repurchase program (the “Unit Repurchase Program”), which enables CVR Partners to repurchase up to $10 million of its common units. During the three and six months ended June 30, 2020, CVR Partners repurchased 890,218 common units on the open market at a cost of $1 million, inclusive of transaction costs, or an average price of $1.07 per common unit.

CVR Energy will not pay a cash dividend and CVR Partners will not pay a cash distribution for the 2020 second quarter.

Second Quarter 2020 Earnings Conference Call

CVR Energy previously announced that it will host its second quarter 2020 Earnings Conference Call on Tuesday, Aug. 4, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The second quarter 2020 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/poe2cn3o. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13706820.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: impacts of COVID-19 including the duration thereof; gasoline demand, including recovery thereof in the Midcontinent; cash flow; safe and reliable operations; costs including management thereof; capital spending; derivatives activities and gains or losses associated therewith; income taxes including benefit or expense relating thereto, pretax income or loss and tax rates; value of securities, including marketability, income from and performance thereof; expectations for market conditions in the fertilizer industry; dividends and distributions including the timing, payment and amount (if any) thereof; impacts of global crude oil pricing; repurchases (if any) of CVR Partners common units including the amount and timing thereof; refinery throughput; crude oil prices including impacts to inventory valuation; direct operating expenses, capital expenditures, depreciation and amortization; turnaround expenditures and the impact of turnarounds; ammonia utilization rates; inventories and adjustments thereto; basis used for determining inventory value; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 35 percent of the common units of CVR Partners.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended June 30, 2020:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Petroleum EBITDA and Refining Margin, adjusted for Inventory Valuation Impacts - Petroleum EBITDA and Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if applicable. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts, per Throughput Barrel - Refining Margin divided by the total throughput barrels during period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted (Loss) Earnings per Share - (Loss) Earnings per share adjusted for inventory valuation impacts and other significant non-cash items on an after-tax basis.

Net Debt and Finance Lease Obligations Exclusive of Nitrogen Fertilizer - Net debt is total debt and finance lease obligations reduced for cash and cash equivalents.

Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Items or Events Impacting Comparability

Our results over the past two years have been affects by the following events, the understanding of which will aid in assessing the comparability of our period to period financial performance and financial condition.

Petroleum Segment

Coffeyville Refinery - During the three and six months ended June 30, 2020, we capitalized costs of $27 million and $149 million, respectively, related the planned turnaround which began in March 2020 and was completed in April 2020.

Nitrogen Fertilizer Segment

Goodwill Impairment

As of December 31, 2019, the Company had a goodwill balance of $41 million associated with our Coffeyville Facility reporting unit for which the estimated fair value had been in excess of carrying value based on our 2018 and 2019 assessments. As a result of lower expectations for market conditions in the fertilizer industry, the market performance of CVR Partners’ common units, a qualitative analysis, and additional risks associated with the business, the Company concluded a triggering event had occurred that required an interim quantitative impairment assessment of goodwill for this reporting unit as of June 30, 2020. Significant assumptions inherent in the valuation methodologies for goodwill include, but are not limited to, prospective financial information, growth rates, discount rates, inflationary factors, and cost of capital. The results of the impairment test indicated that the carrying amount of the Coffeyville Facility reporting unit exceeded the estimated fair value of the reporting unit, and a full impairment of the asset was required. No such charge was recognized during 2019.

CVR Energy, Inc.
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share data)	2020	2019	2020	2019
Consolidated Statement of Operations Data
Net sales	$675	$1,687	$1,806	$3,173
Operating costs and expenses:
Cost of materials and other	444	1,267	1,501	2,368
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	119	132	237	258
Depreciation and amortization	71	76	134	141
Cost of sales	634	1,475	1,872	2,767
Selling, general and administrative expenses (exclusive of depreciation and amortization as reflected below)	22	27	47	57
Depreciation and amortization	3	2	4	4
Loss (gain) on asset disposals	1	(9)	2	(7)
Goodwill impairment	41	—	41	—
Operating (loss) income	(26)	192	(160)	352
Other (expense) income:
Interest expense, net	(31)	(26)	(67)	(52)
Investment income from marketable securities	21	—	52	—
Other (expense) income, net	(1)	3	—	6
(Loss) income before income tax expense	(37)	169	(175)	306
Income tax (benefit) expense	(5)	41	(42)	76
Net (loss) income	(32)	128	(133)	230
Less: Net (loss) income attributable to noncontrolling interest	(27)	12	(41)	13
Net (loss) income attributable to CVR Energy stockholders	$(5)	$116	$(92)	$217

Basic and diluted (loss) earnings per share	$(0.05)	$1.16	$(0.92)	$2.16
Dividends declared per share	$0.40	$0.75	$1.20	$1.50

EBITDA*	$68	$273	$30	$503

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$606	$652
Working capital	890	678
Total assets	3,928	3,905
Total debt and finance lease obligations, including current portion	1,690	1,195
Total liabilities	2,515	2,237
Total CVR stockholders’ equity	1,180	1,393

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net cash flow provided by (used in):
Operating activities	$9	$156	$(49)	$384
Investing activities	(165)	(1)	(361)	(43)
Financing activities	(43)	(82)	364	(469)
Net increase in cash and cash equivalents	$(199)	$73	$(46)	$(128)

Free cash flow*	$(158)	$119	$(273)	$305

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended June 30, 2020
Net sales	$572	$105	$675
Operating (loss) income	5	(26)	(26)
Net loss	6	(42)	(32)
EBITDA*	54	(2)	68

Capital expenditures (1)
Maintenance capital expenditures	$16	$2	$19
Growth capital expenditures	6	1	7
Total capital expenditures	$22	$3	$26

Six Months Ended June 30, 2020
Net sales	$1,629	$180	$1,806
Operating loss	(122)	(31)	(160)
Net loss	(124)	(62)	(133)
EBITDA*	(23)	8	30

Capital expenditures (1)
Maintenance capital expenditures	$54	$6	$62
Growth capital expenditures	9	2	11
Total capital expenditures	$63	$8	$73

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended June 30, 2019
Net sales	$1,552	$138	$1,687
Operating income	163	35	192
Net income (loss)	158	19	128
EBITDA*	216	60	273

Capital expenditures (1)
Maintenance capital expenditures	$15	$2	$20
Growth capital expenditures	2	—	2
Total capital expenditures	$17	$2	$22

Six months ended June 30, 2019
Net sales	$2,949	$230	$3,173
Operating income (loss)	319	44	352
Net income (loss)	307	13	230
EBITDA*	425	86	503

Capital expenditures (1)
Maintenance capital expenditures	$34	$5	$42
Growth capital expenditures	4	—	4
Total capital expenditures	$38	$5	$46

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures and capitalized software costs.

Selected Balance Sheet Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
June 30, 2020
Cash and cash equivalents (1)	$306	$33	$606
Total assets	2,872	1,043	3,928
Total debt and finance lease obligations, including current portion (2)	62	634	1,690

December 31, 2019
Cash and cash equivalents (1)	$583	$37	$652
Total assets	3,187	1,138	3,905
Total debt and finance lease obligations, including current portion (2)	563	632	1,195

(1)Corporate cash and cash equivalents consisted of $267 million and $32 million at June 30, 2020 and December 31, 2019, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $994 million at June 30, 2020, with no debt held at December 31, 2019.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Refining margin *	$10.43	$15.66	$5.97	$16.10
Refining margin adjusted for inventory valuation impacts *	7.18	15.68	9.12	15.28
Direct operating expenses *	5.52	4.40	5.69	4.57

*See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2020	2019	2020	2019
Coffeyville
Regional crude	34,193	49,979	36,534	45,808
WTI	40,002	75,090	34,731	71,075
Midland WTI	—	863	—	6,750
Condensate	6,873	3,125	5,780	4,203
Heavy Canadian	1,531	3,511	2,040	5,526
Other feedstocks and blendstocks	5,085	8,083	6,393	8,685
Wynnewood
Regional crude	49,377	52,359	50,600	48,383
WTL	6,335	—	6,153	—
Midland WTI	2,719	13,410	2,369	12,961
Condensate	6,784	7,038	8,107	7,394
Other feedstocks and blendstocks	3,469	2,825	3,737	3,770
Total throughput	156,369	216,283	156,443	214,555

Production Data by Refinery

	Three Months Ended June 30,		Six Months Ended June 30,
(in bpd)	2020	2019	2020	2019
Coffeyville
Gasoline	46,464	70,506	45,492	72,170
Distillate	34,144	59,049	33,703	59,288
Other liquid products	4,011	6,786	3,864	6,631
Solids	2,401	5,113	2,560	5,042
Wynnewood
Gasoline	35,381	39,153	37,442	36,746
Distillate	28,293	31,997	28,524	29,689
Other liquid products	2,428	1,360	2,441	3,728
Solids	26	33	26	31
Total production	153,148	213,997	154,052	213,325

Light product yield (as % of crude throughput) (1)	97.6%	97.7%	99.2%	97.9%
Liquid volume yield (as % of total throughput) (2)	96.4%	96.6%	96.8%	97.1%
Distillate yield (as % of crude throughput) (3)	42.2%	44.3%	42.5%	44.0%

(1)Total Gasoline and Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by total Regional crude, WTI, WTL, Midland WTI, Condensate, and Heavy Canadian throughput.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$28.00	$59.91	$36.82	$57.44
Crude Oil Differentials to WTI:
Brent	5.39	8.56	5.29	8.72
WCS (heavy sour)	(9.45)	(12.63)	(13.58)	(11.59)
Condensate	(2.61)	(1.26)	(1.99)	(1.23)
Midland Cushing	0.40	(2.27)	0.17	(1.74)
NYMEX Crack Spreads:
Gasoline	11.52	21.37	10.95	16.64
Heating Oil	13.05	23.46	15.99	24.90
NYMEX 2-1-1 Crack Spread	12.29	22.41	13.47	20.77
PADD II Group 3 Basis:
Gasoline	(5.37)	(2.56)	(4.25)	(2.31)
Ultra Low Sulfur Diesel	(1.69)	(0.93)	(1.75)	(1.24)
PADD II Group 3 Product Crack Spread:
Gasoline	6.15	18.81	6.69	14.33
Ultra Low Sulfur Diesel	11.35	22.52	14.24	23.65
PADD II Group 3 2-1-1	8.75	20.67	10.47	18.99

Q3 2020 Petroleum Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2020. See “Forward-Looking Statements” above.

	Q3 2020
	Low	High
Total throughput (bpd)	190,000	210,000
Direct operating expenses (1) (in millions)	$75	$85
Total capital expenditures (2) (in millions)	$15	$25

(1)Direct operating expenses are shown exclusive of depreciation and amortization.
(2)Capital expenditures are disclosed on an accrual basis.

Nitrogen Fertilizer Segment:

Key Operating Data:

Ammonia Utilization Rates (3)	Two Years Ended June 30,
(capacity utilization)	2020	2019
Consolidated	94%	92%
Coffeyville	95%	94%
East Dubuque	94%	90%

(3)Reflects ammonia utilization rates on a consolidated basis and at each of the Nitrogen Fertilizer facilities. Utilization is an important measure used by management to assess operational output at each of the facilities. Utilization is calculated as actual tons produced divided by capacity. The Nitrogen Fertilizer Segment presents utilization on a two-year rolling average to take into account the impact of current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With the Nitrogen Fertilizer Segments’ efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well the facilities operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated sales (thousand tons):
Ammonia	111	110	164	146
UAN	337	340	621	628

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$332	$456	$310	$434
UAN	165	217	166	219

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	216	211	417	390
Ammonia (net available for sale) (2)	79	71	157	112
UAN	321	316	638	651

Feedstock:
Petroleum coke used in production (thousand tons)	138	134	263	266
Petroleum coke (dollars per ton)	$31.13	$34.60	$37.59	$36.14
Natural gas used in production (thousands of MMBtu) (3)	2,131	2,070	4,272	3,510
Natural gas used in production (dollars per MMBtu) (3)	$1.94	$2.61	$2.18	$3.11
Natural gas in cost of materials and other (thousands of MMBtus) (3)	3,216	3,185	4,633	4,193
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.17	$3.32	$2.36	$3.45

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Ammonia — Southern Plains (dollars per ton)	$261	$382	$266	$404
Ammonia — Corn belt (dollars per ton)	346	495	355	496
UAN — Corn belt (dollars per ton)	183	226	176	228

Natural gas NYMEX (dollars per MMBtu)	$1.75	$2.51	$1.81	$2.69

Q3 2020 Nitrogen Fertilizer Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2020. See “Forward-Looking Statements” above.

	Q3 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$37	$42

Total capital expenditures (3) (in millions)	$3	$6

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net (Loss) Income to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net (loss) income	$(32)	$128	$(133)	$230
Add:
Interest expense, net	31	26	67	52
Income tax (benefit) expense	(5)	41	(42)	76
Depreciation and amortization	74	78	138	145
EBITDA	$68	$273	$30	$503

Reconciliation of Net Cash (Used In) Provided By Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$9	$156	$(49)	$384
Less:
Capital expenditures	(42)	(26)	(77)	(55)
Capitalized turnaround expenditures	(125)	(11)	(147)	(24)
Free cash flow	$(158)	$119	$(273)	$305

Reconciliation of Petroleum Segment Net Income (Loss) to EBITDA and EBITDA Adjusted for Inventory Valuation Impacts

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Petroleum net (loss) income	$6	$158	$(124)	$307
Add:
Interest (income) expense, net	(2)	6	2	17
Depreciation and amortization	50	52	99	101
Petroleum EBITDA	54	216	(23)	425
Inventory valuation impacts, (favorable) unfavorable (1) (2)	(46)	—	90	(32)
Petroleum EBITDA adjusted for inventory valuation impacts	$8	$216	$67	$393

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(2)Includes an inventory valuation charge of $58 million recorded in the first quarter of 2020, as inventories were reflected at the lower of cost or net realizable value. No such charge was recognized in the second quarter of 2020 or the 2019 periods.

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Refining Margin Adjusted for Inventory Valuation Impacts

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net sales	$572	$1,552	$1,629	$2,949
Cost of materials and other	424	1,244	1,459	2,324
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	79	86	162	177
Depreciation and amortization	50	52	99	101
Gross profit (loss)	19	170	(91)	347
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	79	86	162	177
Depreciation and amortization	50	52	99	101
Refining margin	148	308	170	625
Inventory valuation impacts, (favorable) unfavorable (3) (4)	(46)	—	90	(32)
Refining margin adjusted for inventory valuation impacts	$102	$308	$260	$593

(3)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(4)Includes an inventory valuation charge of $58 million recorded in the first quarter of 2020, as inventories were reflected at the lower of cost or net realizable value. No such charge was recognized in the second quarter of 2020 or the 2019 periods.

Reconciliation of Petroleum Segment Total Throughput Barrels

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total throughput barrels per day	156,369	216,283	156,443	214,555
Days in the period	91	91	182	181
Total throughput barrels	14,229,541	19,681,753	28,472,702	38,834,455

Reconciliation of Petroleum Segment Refining Margin per Total Throughput Barrels

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for per throughput barrel data)	2020	2019	2020	2019
Refining margin	$148	$308	$170	$625
Divided by: total throughput barrels	14	20	28	39
Refining margin per total throughput barrel	$10.43	$15.66	$5.97	$16.10

Reconciliation of Petroleum Segment Refining Margin Adjusted for Inventory Valuation Impact per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for throughput barrel data)	2020	2019	2020	2019
Refining margin adjusted for inventory valuation impacts	$102	$308	$260	$593
Divided by: total throughput barrels	14	20	28	39
Refining margin adjusted for inventory valuation impacts per total throughput barrel	$7.18	$15.68	$9.12	$15.28

Reconciliation of Petroleum Segment Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except for throughput barrel data)	2020	2019	2020	2019
Direct operating expenses (exclusive of depreciation and amortization)	$79	$86	$162	$177
Divided by: total throughput barrels	14	20	28	39
Direct operating expenses per total throughput barrel	$5.52	$4.40	$5.69	$4.57

Reconciliation of Nitrogen Fertilizer Segment Net Loss to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Nitrogen fertilizer net loss	$(42)	$19	$(62)	$13
Add:
Interest expense, net	16	16	31	31
Depreciation and amortization	24	25	39	42
Nitrogen Fertilizer EBITDA	$(2)	$60	$8	$86

Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted (Loss) Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic and diluted (loss) earnings per share	$(0.05)	$1.16	$(0.92)	$2.16
Adjustments:
Inventory valuation impacts (1)	(0.34)	—	0.66	(0.24)
Unrealized gain on marketable securities (1)	(0.13)	—	(0.35)	—
Goodwill impairment (1) (2)	0.08	—	0.07	—
Adjusted (loss) earnings per share	$(0.44)	$1.16	$(0.54)	$1.92

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
(2)Amount is shown exclusive of noncontrolling interests.

Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer

Twelve Months Ended June 30, 2020
Total debt and finance lease obligations (1)	$1,690
Less:
Nitrogen Fertilizer debt and finance lease obligations (1)	$634
Total debt and finance lease obligations exclusive of Nitrogen Fertilizer	1,056

EBITDA exclusive of Nitrogen Fertilizer	$376

Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer	2.81

Consolidated cash and cash equivalents	$606
Less:
Nitrogen Fertilizer cash and cash equivalents	33
Cash and cash equivalents exclusive of Nitrogen Fertilizer	573

Net debt and finance lease obligations exclusive of Nitrogen Fertilizer (2)	$483

Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer (2)	1.28

(1)Amounts are shown inclusive of the current portion of long-term debt and finance lease obligations.
(2)Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents.

	Three Months Ended				Twelve Months Ended June 30, 2020
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Consolidated
Net income (loss)	$104	$28	$(101)	$(32)	$(1)
Add:
Interest expense, net	26	24	35	31	116
Income tax expense (benefit)	34	19	(36)	(5)	12
Depreciation and amortization	71	71	64	74	280
EBITDA	$235	$142	$(38)	$68	$407

Nitrogen Fertilizer
Net (loss) income	$(23)	$(25)	$(21)	$(42)	(111)
Add:
Interest expense, net	16	16	16	16	64
Depreciation and amortization	18	20	16	24	78
EBITDA	$11	$11	$11	$(2)	$31

EBITDA exclusive of Nitrogen Fertilizer	$224	$131	$(49)	$70	$376